UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 12, 2009

NEAH POWER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49962	88-0418806
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22118 20th Ave. SE, Suite 142
Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 424-3324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 12, 2009 the Registrant (“Neah Power”) and CAMHZN Master LDC (“CAMHZN”) entered into a letter agreement effective December 31, 2008 to have CAMHZN forbear until March 29, 2009 from enforcing its remedies from a default by Neah Power in payment of a promissory note in the principal amount of $500,000 dated November 27, 2007 issued by Neah Power to CAMHZN.  In consideration for the forbearance, Neah Power agreed to increase the principal amount of the loan by $567,000 to $1,067,000,  such additional sum to be payable in cash or stock at the discretion of Neah Power.

The preceding summary is qualified in its entirety by reference to the letter agreement dated January 12, 2009 which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 21, 2009 Leroy Ohlsen resigned as a director of Neah Power to pursue other interests.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Letter Agreement dated January 12, 2009 between CAMHZN and Neah Power

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Neah Power Systems, Inc.

Date: January 23, 2009	By:	/s/ Gerard C. D’Couto
Gerard C. D’Couto
Chief Executive Officer